================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      MCDONALD & COMPANY INVESTMENTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:
[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                                                   MCDONALD & COMPANY
                                                   INVESTMENTS, INC.

                                               McDonald Investment Center

                                                  800 SUPERIOR AVENUE

                                           CLEVELAND, OH 44114 - 216/443-2300

                                                                   June 26, 1998

To the Stockholders of McDonald & Company Investments, Inc.:

     This year's Annual Meeting of Stockholders will be held at 9:30 A.M. (EDT), on Wednesday, July 29, 1998, at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio.

     We will be reporting on your Company's activities and you will have an opportunity to ask questions about our operations.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

     On behalf of the Board of Directors and management of McDonald & Company Investments, Inc., we would like to thank you for your continued support and confidence.

Sincerely yours,


/s/ Thomas M. O'Donnell                       /s/ William B. Summers, Jr.
THOMAS M. O'DONNELL                           WILLIAM B. SUMMERS, JR.
Chairman                                      President and Chief Executive Officer

                               MCDONALD & COMPANY
                               INVESTMENTS, INC.

                           McDonald Investment Center
                              800 SUPERIOR AVENUE

                              CLEVELAND, OH 44114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of McDonald & Company Investments, Inc. (the "Company") will be held at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, on Wednesday, July 29, 1998, at 9:30 A.M.
(EDT), for the following purposes:

          1. To nominate and elect three individuals as Directors of the Company for a three-year term ending at the Annual Meeting of Stockholders in 2001;

          2. To consider and act upon a proposal to approve and adopt the McDonald & Company Investments, Inc. 1998 Deferred Bonus Plan; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Holders of Common Stock of record as of the close of business on June 23, 1998 are entitled to receive notice of and vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed Proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

                                            By order of the Board of Directors

                                            THOMAS F. MCKEE
                                            Secretary
Cleveland, Ohio
June 26, 1998

                               MCDONALD & COMPANY
                               INVESTMENTS, INC.

                                PROXY STATEMENT

                        MAILED ON OR ABOUT JUNE 26, 1998

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 1998
                               ------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of McDonald & Company Investments, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on July 29, 1998, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR the election of all of the individuals nominated by the Board of Directors and FOR the proposal to approve and adopt the McDonald & Company Investments, Inc. 1998 Deferred Bonus Plan. A stockholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

     The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on June 23, 1998. On that date, there were outstanding and entitled to vote 18,665,821 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. The Company's Certificate of Incorporation does not provide for cumulative voting rights.

     The costs of soliciting Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company's Directors, officers and employees, without additional compensation, may solicit proxies by telephone, mail and personal interview.

     At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other proposals, "abstain," will be counted as shares present for purposes of determining whether a quorum is present.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum.

     Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors.

     Pursuant to the Company's By-Laws, all other questions and matters brought before the meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate of Incorporation. In voting for such other matters, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any proposal requiring the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote.

THE COMPANY

     McDonald & Company Investments, Inc. is a holding company which was incorporated under the laws of the State of Delaware on May 20, 1983, and through its principal subsidiary, McDonald & Company Securities, Inc. ("McDonald Securities"), operates a regional investment banking, investment advisory, and brokerage business. As used in this Proxy Statement, the "Company" refers, unless the context requires otherwise, to McDonald & Company Investments, Inc. and its subsidiaries. The Company succeeded to the business of McDonald & Company, a partnership (the "Partnership") on July 20, 1983.

RECENT DEVELOPMENT

     On June 15, 1998, the Company entered into an Agreement and Plan of Merger with KeyCorp pursuant to which the Company will be acquired by KeyCorp. Under the terms of the Agreement and Plan of Merger, stockholders of the Company will receive, in a tax-free exchange, $35.00 of KeyCorp common stock for each share of the Company's common stock, subject to possible adjustments if KeyCorp's common stock price is below $33 or above $44.50 per common share at the time of closing. In addition, KeyCorp has established a $68 million employee retention program to be paid in cash and options over a three-year period to certain employees of the Company. The merger is expected to close during the fourth calendar quarter of 1998, subject to approval of the Company's stockholders, certain regulatory approvals and certain other conditions to closing.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of June 23, 1998, the beneficial ownership of Common Stock of (i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the executive officers named in the Summary Compensation Table included elsewhere herein, and (iv) all Directors and executive officers as a group as of June 23, 1998, and the percentage of the outstanding shares represented thereby:

     NAME OF BENEFICIAL OWNER, DIRECTOR, EXECUTIVE         AMOUNT AND NATURE OF            PERCENT
         OFFICER OR NUMBER OF PERSONS IN GROUP             BENEFICIAL OWNERSHIP           OF CLASS
     ---------------------------------------------         --------------------           --------
Peter R. Kellogg(1)
  120 Broadway
  New York, New York 10271..............................         1,200,000                   6.43%
Daniel F. Austin(2).....................................           133,522(5)(6)(7)             *
Rena J. Blumberg(3).....................................            18,000(5)                   *
Jeanette Grasselli Brown(3).............................             7,000(5)                   *
Robert T. Clutterbuck(4)................................           291,787(5)(6)(8)          1.56
Ralph M. Della Ratta, Jr.(2)............................            60,241(5)(6)                *
Edward Fruchtenbaum(3)..................................             8,000(5)                   *
James A. Karman(3)......................................            18,000(5)                   *
David W. Knall(2).......................................           167,288                      *
David N. McCammon(3)....................................             4,000(5)                   *
Frederick R. Nance(3)...................................            11,200(5)                   *
Thomas M. O'Donnell(4)..................................           261,160(6)(9)             1.40
William B. Summers, Jr.(4)..............................           384,444(5)(6)             2.05
Donald E. Weston(4).....................................           493,667(6)(10)            2.64
All Directors and executive officers
  as a group (26 persons)...............................         2,701,847(5)(6)            14.34

---------------

* Less than one percent.

 (1) Based solely upon information contained in a Schedule 13D filed with the Securities and Exchange Commission.

 (2) Executive officer of the Company.

 (3) Director of the Company.

 (4) Director and executive officer of the Company.

 (5) Includes the following number of shares of Common Stock which such individual or group had the right to acquire within 60 days after June 23, 1998 through the exercise of stock options: 33,600 shares (Mr. Austin); 15,600 shares (Ms. Blumberg); 6,000 shares (Ms. Brown); 24,000 shares (Mr. Clutterbuck); 1,479 shares (Mr. Della Ratta); 6,000 shares (Mr. Fruchtenbaum); 15,600 shares (Mr. Karman); 4,000 shares (Mr. McCammon); 9,100 shares (Mr. Nance); 60,000 shares (Mr. Summers); and 181,379 shares (all Directors and executive officers as a group). For purposes of calculating the percentage of outstanding shares beneficially owned by such individual or group, the shares which such individual or group had the right to acquire during that period by exercise of stock options are deemed to be outstanding.

 (6) Includes shares of Common Stock owned under the Company's 1995 Stock Bonus Plan and the Company's 1993 Stock Bonus Plan.

 (7) Includes 1,176 shares of Common Stock owned by Mr. Austin's spouse.

 (8) Includes 40,244 shares of Common Stock owned by Mr. Clutterbuck's spouse and 168 shares of Common Stock owned by Mr. Clutterbuck as custodian for his children.

 (9) Includes 7,900 shares of Common Stock owned by the T.M. and M.A. O'Donnell Foundation of which Mr. O'Donnell serves as the Trustee.

(10) Includes 8,000 shares held by the Weston Family Foundation and 484,200 shares owned by the Donald E. Weston Revocable Trust.

                             ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes, with the term of office of one class expiring each year. At the Annual Meeting, three Directors will be elected to serve a three-year term until the Annual Meeting in 2001 and until their successors have been elected and qualified. At its May 6, 1998 meeting, the Board of Directors nominated William
B. Summers, Jr., Frederick R. Nance and Jeanette Grasselli Brown to stand for election as Directors at the Annual Meeting. All of the nominees are presently Directors of the Company.

     Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the three nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named below and any such substitute nominee for any of them.

     The following table lists the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual, including the year certain individuals were partners in the Partnership, the predecessor to the Company's business.

                             NOMINEES FOR ELECTION

                                                                 PRINCIPAL OCCUPATION
                   NAME                     AGE                  AND DIRECTORSHIPS(1)
                   ----                     ---                  --------------------

William B. Summers, Jr. (2)(8)              48    Director of the Company since June 7, 1983; Chief
                                                    Executive Officer of the Company and McDonald
                                                    Securities since January 1, 1994; President of
                                                    the Company since April 1, 1989; President of
                                                    McDonald Securities from April 1, 1989 to June 1,
                                                    1995; Executive Vice President of the Company and
                                                    McDonald Securities from November 1, 1988 to
                                                    April 1, 1989; Managing Director (Fixed Income
                                                    Institutional Sales) of McDonald Securities from
                                                    June 7, 1983 to November 1, 1988; Partner from
                                                    1975 to 1990.
Frederick R. Nance (2)(6)                   44    Director of the Company since July 28, 1992;
                                                    Partner since 1987 of Squire, Sanders & Dempsey
                                                    L.L.P., Attorneys-at-Law, Cleveland, Ohio. Mr.
                                                    Nance also serves on the board of various civic
                                                    and charitable organizations, including the Urban
                                                    League, St. Ignatius High School, Ohio State
                                                    Legal Services Association, Parmadale and the
                                                    Cleveland State University Foundation.

                                                                 PRINCIPAL OCCUPATION
                   NAME                     AGE                  AND DIRECTORSHIPS(1)
                   ----                     ---                  --------------------
Jeanette Grasselli Brown (2)(5)(7)          69    Director of the Company since January 31, 1996;
                                                    Until her retirement in January 1989, served as
                                                    Director of Corporate Research, Environmental and
                                                    Analytical Sciences, BP America, Inc.; Distin-
                                                    guished Visiting Professor and Director, Research
                                                    Enhancement, Ohio University from 1989 to 1995;
                                                    past Chair of the Board of Trustees of Ohio
                                                    University; Member, Ohio Board of Regents, Board
                                                    of Trustees of the Great Lakes Science Center,
                                                    Holden Arboretum and the Musical Arts
                                                    Association, White House Joint High Level
                                                    Advisory Panel on US/Japan Science and Technology
                                                    Agreements; Chair of the Board of Trustees of the
                                                    Cleveland Scholarship Programs, Inc.

DIRECTORS CONTINUING IN OFFICE

James A. Karman (3)(5)(6)(7)(9)             61    Director of the Company since May 1, 1990;
                                                    President and Chief Operating Officer for more
                                                    than five years of RPM, Inc., Medina, Ohio, a
                                                    diversified manufacturer of products for the
                                                    waterproofing, corrosion control and general
                                                    maintenance markets, and products for the
                                                    do-it-yourself homeowner and hobby markets.
Rena J. Blumberg (3)(5)(6)                  63    Director of the Company since July 31, 1990; Chief
                                                    Executive Officer of Rainmaker, Inc. since
                                                    January 1, 1992, a corporate advisory organiza-
                                                    tion; Community Relations Director for more than
                                                    five years for WRMR-AM/WDOK-FM radio stations,
                                                    Cleveland, Ohio; Community Consultant since 1988
                                                    for Sun Newspapers, Inc., Cleveland, Ohio, a pub-
                                                    lisher of suburban newspapers. Ms. Blumberg also
                                                    serves as a Trustee of Brandeis University, and
                                                    as a director of various other civic and
                                                    charitable organizations.
Robert T. Clutterbuck (3)(8)                47    Director of the Company since August 7, 1996; Trea-
                                                    surer of the Company since January 1, 1994;
                                                    President and Chief Operating Officer of McDonald
                                                    Securities since June 1, 1995; Chief Financial
                                                    Officer of McDonald Securities from January 1,
                                                    1994 to June 14, 1996; Executive Managing
                                                    Director of McDonald Securities from January 1,
                                                    1994 to June 1, 1995; Senior Managing Director
                                                    (Municipal Bond Trading and Underwriting) from
                                                    June 1, 1992 to December 31, 1993; Managing
                                                    Director from May 1, 1987 to May 31, 1992; Senior
                                                    Vice President from May 1, 1984 to April 30,
                                                    1987; First Vice President from June 7, 1983 to
                                                    April 30, 1984; Partner from 1978 to 1990.

                                                                 PRINCIPAL OCCUPATION
                   NAME                     AGE                  AND DIRECTORSHIPS(1)
                   ----                     ---                  --------------------
David N. McCammon (3)(5)(9)                 63    Director of the Company since February 5, 1997;
                                                    From October 13, 1987 until his retirement on
                                                    January 1, 1997, he served as Vice President --
                                                    Finance of Ford Motor Company; Mr. McCammon also
                                                    serves as Vice Chairman of the Board of Trustees
                                                    for the Henry Ford Health Care System.
Thomas M. O'Donnell (4)(7)(8)               62    Director of the Company since June 7, 1983; Chair-
                                                    man of the Board of the Company since April 1,
                                                    1989; Chairman of McDonald Securities from April
                                                    1, 1989 to June 1, 1995; Chief Executive Officer
                                                    of the Company and McDonald Securities from April
                                                    1, 1989 to January 1, 1994; President of the
                                                    Company and McDonald Securities from July 23,
                                                    1984 to April 1, 1989; Secretary of the Company
                                                    from June 7, 1983 to July 23, 1984; Managing
                                                    Director (Corporate Finance and Special Products)
                                                    and Secretary of McDonald Securities from June 7,
                                                    1983 to July 23, 1984; Partner from 1968 to 1990
                                                    and Managing Partner from 1989 to 1990.
Donald E. Weston (4)                        63    Director of the Company since October 4, 1991;
                                                    Chairman and Chief Executive Officer of the
                                                    Gradison Division of McDonald Securities since
                                                    October 4, 1991; Chairman of the Board and Chief
                                                    Executive Officer of Gradison & Company
                                                    Incorporated from January, 1982 to October 4,
                                                    1991; Trustee and Chairman of the Board of the
                                                    Gradison U.S. Government Trust from January, 1982
                                                    to September 27, 1993, of the Gradison Growth
                                                    Trust since August, 1983, of the Gradison
                                                    Government Income Fund since September, 1987 and
                                                    of the Gradison Municipal Custodian Trust since
                                                    September, 1992.
Edward Fruchtenbaum                         50    Director of the Company since November 25, 1995;
  (4)(5)(6)(9)                                      President and Chief Operating Officer of American
                                                    Greetings Corporation since March 1, 1992; Presi-
                                                    dent, U.S. Greeting Card Division of American
                                                    Greetings Corporation from January 1, 1990 to
                                                    February 29, 1992.

---------------

(1) The following Directors of the Company also serve as directors for the publicly-held corporations listed opposite their names below:

                 Jeanette Grasselli Brown                   AGA Gas, Inc.
                                                            USX Corp.
                                                            B. F. Goodrich Company
                 Edward Fruchtenbaum                        American Greetings Corporation
                 James A. Karman                            RPM, Inc.
                                                            Metropolitan Financial Corp.
                                                            A. Schulman, Inc.
                                                            Shiloh Industries, Inc.
                 David N. McCammon                          Pulte Corporation
                                                            Stone & Webster, Incorporated
                 Thomas M. O'Donnell                        Seaway Food Town, Inc.

(2) Term as Director expires in 1998. Nominee for election to three-year term to expire in 2001.

(3) Term as Director expires in 1999.

(4) Term as Director expires in 2000.

(5) Member of the Audit Review Committee.

(6) Member of the Compensation Committee.

(7) Member of the Nominating Committee.

(8) Member of the Management Committee.

(9) Member of the Business Review Committee.

     The Company pays its Directors who are not officers of the Company an annual retainer of $16,000 plus $1,500 for each Board of Directors meeting attended. Each Director who is not an officer of the Company receives $1,000 for each Committee meeting attended. The Chairperson of each Committee receives $1,500 for each committee meeting attended. The Board of Directors generally meets quarterly. Directors who are not officers of the Company also are granted options for the purchase of 2,000 shares of the Company's Common Stock, annually on the first day of the Company's fiscal year; such options are granted automatically, in accordance with the terms of the Company's 1995 Stock Option Plan for Non-Officer Directors, and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Management Committee, an Audit Review Committee, a Compensation Committee, a Nominating Committee and a Business Review Committee, the members of each of which are indicated in the foregoing table.

     The Management Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Management Committee did not meet during the last fiscal year. The Audit Review Committee reviews the activities of the Company's internal auditors and independent public accountants, as well as various Company policies and practices. The Audit Review Committee met three times during the last fiscal year. The Compensation Committee is responsible for the determination of compensation payable to the executive officers of the Company and McDonald Securities. The Compensation Committee is also responsible for the administration of the Company's 1995 Stock Bonus Plan and the 1995 Key Employees Stock Option Plan and has the authority, under these Plans, to determine to whom shares are granted, the number of shares granted and the time the shares are granted, all subject to the provisions of the Plans. The Compensation Committee met three times during the last fiscal year. The Nominating Committee reviews potential candidates for election as Directors of the Company and makes recommendations to the Board of Directors as to nominees for election. Although the Nominating Committee did not formally meet during the last fiscal year, a number of informal discussions were held among the members of this Committee concerning potential Director nominees. Stockholders of the Company desiring to submit names of potential candidates for consideration by the Nominating Committee for election as Directors of the Company may do so by writing to the Chairman of the Nominating Committee, at the address of the Company's principal executive offices, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114.

     On June 18, 1997, the Board of Directors established the Business Review Committee to provide ongoing involvement by the Board of Directors in the monitoring and assessment of developments in the securities industry and changes in the Company's business and regulatory environment. The Business Review Committee met twice during the last fiscal year.

     The Company's Board of Directors met five times during the last fiscal year. No Director, with the exception of Mr. Nance, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served during the period for which he or she was a member of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Frederick R. Nance, a member of the Compensation Committee of the Board of Directors, is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which rendered legal services to the Company during fiscal 1998.

CERTAIN TRANSACTIONS

     In the ordinary course of its business, McDonald Securities has extended credit to employees, including Directors and officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for each of the fiscal years ended March 27, 1998, March 28, 1997 and March 29, 1996 of those persons who were (i) the chief executive officer during the fiscal year ended March 27, 1998 and (ii) the other four most highly compensated executive officers of the Company for the fiscal year ended March 27, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                        ANNUAL COMPENSATION                  COMPENSATION
                                    ----------------------------        -----------------------
                                                                        RESTRICTED   NUMBER OF
                                                                          STOCK      SECURITIES    ALL OTHER
                                                                          AWARDS     UNDERLYING     COMPEN-
   NAME AND PRINCIPAL POSITION      YEAR    SALARY      BONUS             (1)(2)      OPTIONS      SATION(3)
   ---------------------------      ----    ------      -----           ----------   ----------    ---------
William B. Summers, Jr.,            1998   $200,000   $1,780,000(4)      $494,141      10,000       $ 8,650
President and Chief                 1997    200,000    1,128,750(4)        19,122          --         7,828
Executive Officer                   1996    200,000      820,000          211,786          --         7,004
of the Company,
Chief Executive Officer of
McDonald Securities
Daniel F. Austin,                   1998    135,000    1,352,000(4)       368,270       8,000        14,101
Vice Chairman of                    1997    132,500    1,170,210(4)        23,551          --        11,698
McDonald Securities                 1996    120,000      620,000          152,969          --        11,152
Robert T. Clutterbuck,              1998    175,000    1,400,000(4)       382,365      10,000        11,159
Treasurer of the                    1997    170,833      983,242(4)        24,630          --        10,679
Company, President and              1996    150,000      740,000          188,258          --         9,631
Chief Operating Officer of
McDonald Securities
Ralph M. Della Ratta, Jr.           1998    100,000    2,451,694(1)(4)(5)      --       5,000        11,749
Senior Managing Director,           1997    100,000    1,011,573(1)(5)         --          --        12,187
McDonald Securities                 1996    100,000      569,908(1)(5)         --          --        11,087
David W. Knall,                     1998          0    3,606,699(6)            --       2,500             0
Senior Managing Director,           1997          0    2,016,541(6)            --          --             0
Investment Consultant and           1996          0    1,953,338(6)            --          --             0
Co-Resident Manager
(Indianapolis, IN) of
McDonald Securities

---------------

     No Named Executive Officer received personal benefits or perquisites during fiscal 1998 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(1) Includes the value of awards of shares of Common Stock under the Company's stock bonus plans. The Company's 1995 Stock Bonus Plan provides for issuance of shares of the Company's Common Stock in lieu of a portion of the cash bonus that participants in the Plan would otherwise be entitled to receive. Under the 1995 Stock Bonus Plan, participants may elect to receive shares of Common Stock which are subject to forfeiture for a period of three years from the June 1st following the end of the plan year with respect to which such shares are awarded. If such an election is not made, the shares of Common Stock issued to the participant may not be sold or transferred for a period of two years from the June 1st following the end of the plan year with respect to which such shares are awarded. Shares issued under the 1995 Stock Bonus Plan which are subject to forfeiture for three years are issued at an Adjusted Purchase Price equal to 85% of the market value of the Common Stock, as determined under the provisions of the Plan. Shares issued under the Plan which are subject to restriction from sale or transfer for two years are issued at an Adjusted Purchase Price equal to 95% of the market value of the Common Stock, as determined under the provisions of the Plan. Dividends were paid on the shares issued pursuant to the 1995 Stock Bonus Plan.

(2) For fiscal 1998, fiscal 1997 and fiscal 1996, Messrs. Summers, Clutterbuck and Austin elected to receive shares of Common Stock under the 1995 Stock Bonus Plan which were subject to forfeiture for three years. Shares were valued based on the market value of the Company's Common Stock, as determined under the provisions of the Plan. The number of shares of Common Stock granted to each of these individuals during fiscal 1998 was as follows: 16,882 shares (Mr. Summers), 13,101 shares (Mr. Clutterbuck) and 12,513 shares (Mr. Austin). The number of shares of Common Stock granted to each of these individuals during fiscal 1997 was as follows: 1,278 shares (Mr. Summers), 1,570 shares (Mr. Clutterbuck) and 1,574 shares (Mr. Austin). The number of shares granted to each of these individuals during fiscal 1996 was as follows: 21,950 shares (Mr. Summers), 19,540 shares (Mr. Clutterbuck) and 15,906 shares (Mr. Austin). As of the end of fiscal 1998, the number and value of the aggregate restricted stock holdings which are still subject to forfeiture under the provisions of the 1995 Stock Bonus Plan for each of these individuals was as follows: 24,589 shares valued at $734,596 (Mr. Summers), 22,471 shares valued at $671,321 (Mr. Clutterbuck) and 17,934 shares valued at $535,778 (Mr. Austin). Dividends are paid on the restricted shares held by these individuals.

(3) Includes (i) the compensation value of Split Dollar Life Insurance premiums for each of the Named Executive Officers and (ii) amounts ($4,800 in fiscal 1998, and $4,500 in each of fiscal 1997 and fiscal 1996) contributed by the Company to the McDonald & Company Securities, Inc. Retirement Savings Trust and Plan on behalf of each Named Executive Officer.

(4) The bonus amounts reported for Messrs. Summers, Clutterbuck, Austin and Della Ratta include amounts which were deferred to subsequent periods pursuant to the Company's Deferred Compensation Plan in order to comply with
    Section 162(m) of the Internal Revenue Code. Such individual's account under the Company's Deferred Compensation Plan was credited with the amount required to be deferred to reduce such individual's compensation to comply with the Section 162(m) limitation. For fiscal 1998, the amount of bonus deferred to a subsequent period for each of these individuals was as follows: $1,474,670 (Mr. Summers); $957,987 (Mr. Clutterbuck); $855,923 (Mr.
    Austin); and $1,662,799 (Mr. Della Ratta). For fiscal 1997, the amount of bonus deferred to a subsequent period for each of these individuals was as follows: $329,255 (Mr. Summers); $160,089 (Mr. Clutterbuck); and $382,370
    (Mr. Austin).

(5) For fiscal 1998, the bonus amount reported for Mr. Della Ratta includes (i) commissions, (ii) cash bonus awards and (iii) $489,367, the value of 16,703 shares granted under the Company's 1995 Stock Bonus Plan. For fiscal 1997, the bonus amount reported for Mr. Della Ratta includes (i) commissions, (ii) cash bonus awards and (iii) $189,498, the value of 10,992 shares granted under the Company's 1995 Stock Bonus Plan. For fiscal 1996, the bonus amount reported for Mr. Della Ratta includes (i) cash bonus awards and (ii) $97,908, the value of 10,430 shares granted under the Company's 1995 Stock Bonus Plan. Under the terms of the 1995 Stock Bonus Plan, Mr. Della Ratta elected to receive shares which were subject to restriction from sale or transfer for a period of two years from the June 1 following the date of grant.

(6) Bonuses for Mr. Knall includes (i) sales commissions, representing a percentage of gross commissions on sales and (ii) incentive bonuses, based on a formula relating to gross commissions on sales. Sales commission for Mr. Knall for the 1998 fiscal year equalled $3,266,706; for the 1997 fiscal year equalled $1,783,156; and for the 1996 fiscal year equalled $1,739,501. Incentive bonus for Mr. Knall for the 1998 fiscal year was $339,993; for the 1997 fiscal year was $233,385; and for the 1996 fiscal year was $213,837.

                       OPTION GRANTS IN LAST FISCAL YEAR

OPTION GRANTS

     Shown below is information with respect to grants of stock options pursuant to the Company's 1995 Key Employees Stock Option Plan to the Named Executive Officers during the fiscal year ended March 27, 1998.

                                                                                                POTENTIAL
                                                   INDIVIDUAL GRANTS                        REALIZABLE VALUE
                               ----------------------------------------------------------          AT
                                                PERCENTAGE                                   ASSUMED ANNUAL
                                                    OF                                       RATES OF STOCK
                                 NUMBER OF     TOTAL OPTIONS                                      PRICE
                                SECURITIES      GRANTED TO                                  APPRECIATION FOR
                                UNDERLYING       EMPLOYEES      EXERCISE OR                    OPTION TERM
                                  OPTIONS        IN FISCAL      BASE PRICE     EXPIRATION   -----------------
            NAME               GRANTED(#)(1)       YEAR        ($ PER SHARE)      DATE       5%($)    10%($)
-----------------------------  -------------   -------------   -------------   ----------   -------   -------
William B. Summers, Jr.           10,000           4.88%           24.125       1/22/08     151,720   384,490
Daniel F. Austin                   8,000           3.91%           24.125       1/22/08     121,376   307,592
Robert T. Clutterbuck             10,000           4.88%           24.125       1/22/08     151,720   384,490
Ralph M. Della Ratta, Jr.          5,000           2.44%           24.125       1/22/08      75,860   192,245
David W. Knall                     2,500           1.22%           24.125       1/22/08      37,930    96,123

---------------

(1) The options were granted at an exercise price equal to the market value of the Common Stock at the date of grant. The options vest over a period of five years from the date of grant and expire ten years from the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of options to purchase the Company's Common Stock by the Named Executive Officers and unexercised options to purchase the Company's Common Stock for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND MARCH 27, 1998 OPTION VALUE

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            NUMBER OF                      OPTIONS AT               IN-THE-MONEY OPTIONS
                              SHARES                     FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                           ACQUIRED ON   VALUE     ---------------------------   ---------------------------
          NAME               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------  --------   -----------   -------------   -----------   -------------
William B. Summers, Jr.          --           --     60,000         10,000       $1,411,260      $ 57,500
Daniel F. Austin                 --           --     33,600          8,000          848,628        46,000
Robert T. Clutterbuck            --           --     24,000         10,000          565,752        57,500
Ralph M. Della Ratta, Jr.     5,913     $110,573      1,479          5,000           34,864        28,750
David W. Knall                   --           --         --          2,500               --        14,375

---------------
(1) Based on the difference between the exercise price of the options and the closing price of the Common Stock on the New York Stock Exchange on March 27, 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors reviews the Company's existing and proposed executive compensation plans and makes recommendations to the Board of Directors regarding such plans and the awards to be made thereunder. All members of the Committee are non-employee Directors.

COMPENSATION PHILOSOPHY

     The Company seeks to provide executives with compensation that rewards individual performance during the year and provides incentives to executives to improve the long-term performance of the Company. The Company has traditionally paid relatively modest base salaries to its salaried officers and has supplemented these salaries with performance-based bonuses. A portion of these bonuses are paid in shares of Common Stock.

     In 1993, Congress adopted Section 162(m) of the Internal Revenue Code.
Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162(m). The Committee intends to seek to preserve the tax deductibility of compensation to executive officers to the extent possible without impairing the operation and effectiveness of the Company's compensation policies, plans and programs. Likewise, the Committee has in recent years determined that it may, at its discretion, require that all compensation subject to 162(m) in excess of $1,000,000 which may be paid to an executive subject to Section 162(m) be deferred to subsequent periods pursuant to a deferred compensation program. However, in determining compensation for the Company's executive officers, the primary consideration is achievement of the Company's strategic goals, taking into consideration competitive practices, market conditions and other factors. To the extent that fulfilling these goals is consistent with obtaining tax deductions, the Company is committed to making compensation awards that will qualify for tax deductions.

FISCAL 1998 COMPENSATION DECISIONS

     Salaries. Investment brokers generally receive minimal or no base salaries, and are compensated primarily or exclusively on a commission basis. In making decisions on base salaries for persons other than investment brokers, the Committee evaluated the performance of each individual considered during the prior year, the Company's results of operations and the responsibilities of the executive officers. In keeping with its desire to base much of the compensation of the Company's executives on performance during the year, the Committee generally determined to only make changes in the base salaries of certain executives due to their new positions and increased responsibilities, and to maintain salaries for most other executive officers at the same level as the prior year.

     Bonuses. The bonuses paid to the Company's executive officers for fiscal 1998 were awarded under its Incentive Compensation Plan. Participants in the Incentive Compensation Plan have an opportunity to earn significant incentive bonuses based on the Company's financial performance, as compared to certain other regional investment firms, and the participant's performance during the fiscal year.

     The amount allocated to the Incentive Compensation Plan for fiscal 1998 was based on the Committee's assessment of the Company's financial performance as compared to prior years and to the performance of five other regional investment banking firms. Certain companies used for comparative purposes are included in the Lipper Regional Brokerage Firm Index, and were chosen because their mix of business was deemed comparable to that of the Company. In measuring the Company's comparative performance, the Committee considered various financial ratios, including pre-tax return on revenues and average equity, net revenues per employee, pre-tax earnings per employee, compensation as a percent of net revenues, pre-tax earnings gain, common stock performance, increase in equity capital and profit margin improvement. The incentive bonuses paid to individual executives were based primarily upon the Committee's assessment of their individual performance. An executive's individual performance is measured primarily by reference to results of operations under the direction of the executive during the fiscal year. In determining the overall levels of compensation payable to each of the Company's executive officers, the Committee also considered the results of an independent survey of compensation paid by other securities firms to persons serving in similar capacities. The firms included in the independent survey included a broader range of securities firms than those included in the Lipper Regional Brokerage Firm Index.

     Stock Options and Bonuses. The Company has established a stock bonus plan, which provides for participants to receive a portion of their annual incentive bonus, which would otherwise be paid in cash, in shares of the Company's Common Stock. In general, the portion of an incentive bonus that is payable in Common Stock increases with the size of a participant's incentive bonus in accordance with a formula set forth in the Stock Bonus Plan. The amount of awards to each executive officer of the Company who participated in the Stock Bonus Plan were determined by reference to this formula. Participation in the Stock Bonus Plan was not optional for the participants, except for certain age and stock ownership limitations.

     The Committee also granted options to purchase Common Stock under the Company's stock option plan. In an effort to provide a greater incentive for such individuals to serve and promote the interests of the Company and its stockholders, the Committee granted options to purchase 204,750 shares of Common Stock to the executive officers of the Company. All option awards were made at the fair market value of a share of Common Stock on the date of grant, vest over a five-year period commencing on the first anniversary of the date of grant, and expire ten years from the date of grant. In determining the executive officers who would receive options and the number of options to be granted to each executive officer, the Committee considered each recipient's appropriate level of long-term incentive compensation including, among other things, the performance, experience and responsibilities of the individuals in question. The amount of an individual's share ownership and the number of options previously awarded to that individual were not a factor in the Committee's decisions with respect to option awards.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     William B. Summers, Jr. has been Chief Executive Officer of the Company since January 1, 1994.

     Consistent with the Committee's desire to base much of the compensation of the Company's executives on performance during the year, the Committee determined not to make any adjustments to Mr. Summers' base salary for fiscal 1998. Mr. Summers' salary was last adjusted in January 1994, when he assumed the responsibilities of Chief Executive Officer.

     Mr. Summers participates in the Incentive Compensation Plan and, as with other participants, the Committee's decisions concerning his bonus are based primarily upon its assessment of his individual performance. In determining the amount of Mr. Summers' bonus, the Committee considered the fact that as Chief Executive Officer, Mr. Summers has responsibility for managing the Company's operations and has direct responsibility for its financial performance. Therefore, the Committee primarily measures his performance by reference to the Company's overall financial performance and its assessment of his contributions to achieving strategic objectives during the year. In assessing Mr. Summers' contribution to the Company's financial performance, the Committee took into account the fact that the Company achieved its highest level of revenues, net income and earnings per share during fiscal 1998. In assessing Mr. Summers' contribution to achieving the Company's strategic objectives, the Committee considered the fact that during the year, the Company further expanded the range of services that it was able to provide to customers, increased the number of its sales personnel, continued its cost containment efforts and made certain enhancements to its operations.

     After considering the foregoing factors, the Committee determined to pay Mr. Summers, including a salary of $200,000 and a bonus of $2,200,000, total compensation of $2,400,000 for fiscal 1998.

                                            THE COMPENSATION COMMITTEE
                                             James A. Karman, Chairman
                                             Rena J. Blumberg
                                             Edward Fruchtenbaum
                                             Frederick R. Nance

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and Directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended March 27, 1998 all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten-percent beneficial owners were complied with except for one Form 4 for Bradley E. Turner, which was inadvertently filed late, one transaction by Thomas O'Donnell, which was inadvertently not reported on a Form 4 and was subsequently reported on a Form 5, and one transaction by Thomas M. McDonald, which was inadvertently not reported on a Form 4 or a Form 5 and was subsequently reported on an amended Form 5.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the Lipper Regional Brokerage Firm Index for the period from March 31, 1993 to March 31, 1998. The companies comprising the Lipper Regional Brokerage Firm Index are: The Advest Group, Inc.; Dain Rauscher Inc.; First Albany Companies Inc.; Interra Financial Incorporated; Interstate/Johnson Lane, Inc.; Kinnard Investments, Inc.; Legg Mason, Inc.; Morgan Keegan & Company, Inc.; Piper Jaffray Companies Inc.; Raymond James Financial, Inc.; Scott & Stringfellow Financial, Inc.; Southwest Securities Group, Inc.; Stifel Financial Corp.; and the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at March 31, 1993 and that all dividends, if any, were reinvested.

                   COMPARISON OF THE COMPANY'S COMMON STOCK,
           S&P 500 INDEX AND THE LIPPER REGIONAL BROKERAGE FIRM INDEX

                                                                                           LIPPER
                                                      MCDONALD                            REGIONAL
               MEASUREMENT PERIOD                    & COMPANY          S&P 500          FIRM INDEX
             (FISCAL YEAR COVERED)                     (MDD)             (S&P)             (LRI)
3/31/93                                                        100               100               100
3/31/94                                                        109               101               109
3/31/95                                                        107               117               120
3/31/96                                                        147               155               164
3/31/97                                                        281               186               236
3/31/98                                                        468               274               525

           PROPOSAL TO APPROVE AND ADOPT THE 1998 DEFERRED BONUS PLAN

     At the Annual Meeting, stockholders will be asked to approve and adopt the Company's 1998 Deferred Bonus Plan (the "Plan"), which replaces the 1995 Stock Bonus Plan (the "Old Plan"), and provides for bonuses of shares of the Company's Common Stock to eligible employees of McDonald Securities.

GENERAL

     At its May 6, 1998 meeting, the Board of Directors of the Company determined to replace the Old Plan in an effort to improve the provisions related to retaining and incentivizing professionals. Specifically, the Plan has been designed to provide a greater emphasis on incentivizing highly compensated professionals who have not attained a significant amount of share ownership.

IMPACT OF ANNOUNCEMENT OF PENDING MERGER WITH KEYCORP ON THE PLAN

     On June 15, 1998, the Company entered into an Agreement and Plan of Merger with KeyCorp pursuant to which the Company will be acquired by KeyCorp. The merger is expected to close during the fourth calendar quarter of 1998, subject to approval of the Company's stockholders, certain regulatory approvals and certain other conditions to closing. In the Agreement and Plan of Merger, the Company represented to KeyCorp that it would not, pending the merger, issue any shares of Common Stock under the Plan without KeyCorp's consent. Consequently, no awards will be made under the Plan unless (i) such awards are made prior to the merger, with the consent of KeyCorp, or (ii) the merger with KeyCorp is not consummated.

     The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, which is set forth as Appendix A to this Proxy Statement.

PURPOSE OF THE PLAN

     The purpose of the Plan is to further the growth, success and interest of the Company, McDonald Securities and the stockholders of the Company by requiring certain eligible employees of McDonald Securities who participate in the Company's bonus programs to receive a portion of their annual incentive bonuses in shares of Common Stock under the terms and conditions of and in accordance with the Plan, thereby increasing their direct involvement in the future success of the Company.

ADMINISTRATION OF THE PLAN

     The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee will be composed of no fewer than three members of the Board of Directors of the Company who will be designated by the Board of Directors. Each member of the Committee must be a "disinterested person" within the meaning of the Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor to such rule as may be in effect from time to time.

     The Committee is authorized: (i) to determine, consistent with the Plan, the amount, price and timing of awards under the Plan; (ii) to prescribe instruments evidencing awards; (iii) to construe and interpret the plan; and
(iv) to issue such rules and interpretations as, in its judgment, are necessary in order to administer the Plan effectively.

EMPLOYEES ELIGIBLE FOR THE PLAN

     Any employee of McDonald Securities will be eligible to participate in the Plan if the individual has been awarded a bonus under McDonald Securities' Incentive Compensation Program or its Sales and Sales Management Compensation Programs (a "Qualifying Bonus"). An individual who may be eligible to participate in the Plan may elect not to participate in the

Plan if the individual delivers a written election not to participate and provides written evidence that he or she satisfies any of the following conditions:

        (a) the individual has attained age fifty-seven (57) on the first day of the relevant plan year; or

        (b) the individual is not a Senior Managing Director, Executive Managing Director, President, Chief Executive Officer or Chairman of the Board ("Senior Management Employee") and owns at least the following number of shares of Common Stock on the first day of the relevant plan year:

           (i) 10,000 shares if the individual is awarded a Sales Bonus; or

           (ii) 25,000 shares if the individual is awarded an Incentive Bonus.

     The term "Incentive Bonus" means a bonus paid to an employee under the Company's Incentive Compensation and Sales Management Compensation Programs. The term "Sales Bonus" means a bonus paid to an employee under the Company's Sales Program.

SHARES SUBJECT TO THE PLAN

     The Plan authorizes the Company to issue stock bonuses with respect to an aggregate of 2,000,000 shares. However, in the event that subsequent to the date of adoption of the plan by the Board of Directors, the outstanding shares of Common Stock should be changed by reason of stock splits or dividends, then the number of shares of Common Stock issued under the Plan may be appropriately adjusted by the Committee to reflect such change. The shares to be awarded and issued to employees under the Plan will be shares of Common Stock, par value $1.00 per share, of the Company. Either authorized and unissued shares, or shares re-acquired by the Company as a result of the transfer restrictions set forth below, may be made available for re-offering under the Plan.

AWARD OF SHARES

     Incentive Bonuses. The number of shares of Common Stock awarded to a participant will be determined by dividing either the stock portion or adjusted stock portion (as explained below) of a participant's Incentive Bonus by the Purchase Price (as defined herein) of one share of Common Stock. The stock portion of a participant's Incentive Bonus will be determined as set forth on the following chart according to a participant's bonus amount, whether or not a participant is a Senior Management Employee and, if a participant is a Senior Management Employee, the number of shares owned by the participant:

SENIOR MANAGEMENT EMPLOYEES

 NUMBER OF SHARES     INCENTIVE BONUS    STOCK PORTION
OWNED BY EMPLOYEES      AMOUNT OVER         OF BONUS
------------------  -------------------  --------------
   0 to 49,999           $100,000             20%
50,000 and above         $100,000             10%

ALL OTHER EMPLOYEES UNDER INCENTIVE COMPENSATION
OR SALES MANAGEMENT COMPENSATION PROGRAM

INCENTIVE BONUS AMOUNT OVER  STOCK PORTION OF BONUS
---------------------------  -----------------------
         $100,000                       20%

     Sales Bonuses. The number of shares of Common Stock awarded to a participant will be determined by dividing the stock portion or adjusted stock portion (as explained below) of a participant's Sales Bonus by the Purchase Price of one share of Common Stock. The stock portion of a participant's Sales Bonus will be determined as set forth on the following chart according to a participant's bonus amount:

RETAIL SALESPERSONS

INCENTIVE BONUS AMOUNT OVER  STOCK PORTION OF BONUS
---------------------------  -----------------------
          $10,000                       50%

INSTITUTIONAL SALESPERSONS

Fixed Income Institutional Salespersons

                                   STOCK PORTION OF SALESPERSON'S COMMISSION
  TOTAL INSTITUTIONAL GROSS      EXPRESSED AS PERCENTAGE OF TOTAL INSTITUTIONAL
    COMMISSIONS ON SALES                   GROSS COMMISSIONS ON SALES
-----------------------------   ------------------------------------------------
0             to   $  500,000                        0.00%
$500,001      to   $  750,000                        2.00%
$750,001      to   $1,100,000                        2.00%
$1,100,001    to   $1,500,000                        3.00%
Greater than       $1,500,000                        3.00%

Equity Institutional Salespersons

                                   STOCK PORTION OF SALESPERSON'S COMMISSION
  TOTAL INSTITUTIONAL GROSS      EXPRESSED AS PERCENTAGE OF TOTAL INSTITUTIONAL
    COMMISSIONS ON SALES                   GROSS COMMISSIONS ON SALES
-----------------------------   ------------------------------------------------
0             to   $  600,000                        0.75%
$600,001      to   $  800,000                        1.00%
$800,001      to   $1,000,000                        1.25%
$1,000,001    to   $1,200,000                        1.50%
Greater than       $1,200,000                        1.50%

Equity Institutional Sales Traders

                                         STOCK PORTION OF SALESPERSON'S COMMISSION
TOTAL INSTITUTIONAL GROSS              EXPRESSED AS PERCENTAGE OF TOTAL INSTITUTIONAL
   COMMISSIONS ON SALES                          GROSS COMMISSIONS ON SALES
   --------------------               ------------------------------------------------
         Above 0                                           0.67%

     The Purchase Price of one share of Common Stock will be determined by calculating the average closing price of one share of Common Stock for the five
(5) trading days ending on the last day of the month immediately preceding the month during which payment of the Incentive Bonus or Sales Bonus is actually made. No fractional shares will be awarded under the Plan. In the event that a participant is entitled to a fractional share, such participant shall be entitled to round up such determination to the next larger whole share.

ADJUSTED STOCK PORTION OF BONUS AMOUNT

     The adjusted stock portion of a participant's Qualifying Bonus is determined by multiplying the stock portion of a bonus amount by either one hundred and twenty-five percent (125%) or one hundred and ten percent (110%). The adjustment factor is one hundred and twenty-five percent (125%) if the participant receives shares that are subject to forfeiture for three (3) years or if the participant is a Senior Management Employee who has elected to receive an additional portion of his Incentive Bonus in shares that are subject to forfeiture for three (3) years. The adjustment factor is one hundred and ten percent (110%) if the participant is not a Senior Management Employee who has elected to receive an additional portion of his Incentive Bonus in shares that are subject to forfeiture for three (3) years.

VOLUNTARY DEFERRAL

     In addition to receiving the portion of a Qualifying Bonus in shares of Common Stock as described above, a participant in the Plan may also elect to receive an additional portion of his or her Qualifying Bonus that would otherwise be paid in cash in shares of Common Stock or shares of Investment Funds (as described below). If a Senior Management Employee elects an additional deferral, he or she must receive a portion of the voluntary deferral in shares equal to the greater of (a) one-half ( 1/2) of the elected amount or (b) either ten percent (10%) of the cash portion of his or her Qualifying Bonus or the entire amount if less than ten percent (10%) of the cash portion of his or her Qualifying Bonus. The Investment Funds will be investment funds selected by the Company and may include, without limitation, money market funds, common stock funds, bond funds, balanced funds, investment funds primarily invested in insurance contracts, or investment funds provided for under insurance contracts. The maximum amount of a participant's Qualifying Bonus for which a participant may elect to receive shares of Common Stock or Investment Funds in lieu of cash is set forth in the following chart:

                                                      NUMBER OF             MAXIMUM PERCENTAGE OF
                                                        SHARES               THE CASH PORTION OF
                                                       OWNED BY           QUALIFYING BONUS ELIGIBLE
            CATEGORY OF EMPLOYEE                       EMPLOYEE            FOR VOLUNTARY DEFERRAL
            --------------------                    --------------       ---------------------------
Senior Management Employees                          0 to 49,999                     20%
Senior Management Employees                         50,000 or more                   30%
Salespersons                                             N/A                        100%
Employees who are not Senior Management                  N/A                         20%
  Employees or Salespersons

     The amount of a Qualifying Bonus which a participant elects to receive in Investment Funds will be adjusted by multiplying that portion of a Qualifying Bonus by an adjustment factor of one hundred and ten percent (110%) if the participant receives Investment Funds that are subject to forfeiture for three
(3) years.

FORFEITURE RESTRICTIONS

     The shares and Investment Funds awarded under the Plan are subject to complete forfeiture for the period ending on the anniversary of the June 1st immediately following the award. An employee may elect instead to have the forfeiture period end on the third (3rd) anniversary of the June 1st immediately following the award. If an employee elects the three (3) year forfeiture period, he or she is entitled an adjusted stock portion of his or her bonus amount as set forth above. If an employee makes an initial election for a three (3) year forfeiture period, he or she may make a similar voluntary election to continue the forfeiture restriction for another two (2) year period as long as the election is made by the June 1st which is one (1) year in advance of the June 1st when the forfeiture restriction would otherwise expire. An employee may make as many subsequent elections to continue the forfeiture restrictions as he or she desires.

AWARD PROVISIONS

     Neither shares of Common Stock awarded under the Plan, nor shares of Common Stock or Investment Funds which a participant elects to receive pursuant to the Plan, may be sold, transferred or otherwise disposed of, or pledged, until the earliest of (i) the lapse of applicable forfeiture restrictions as set forth above; (ii) a change in control that occurs with respect to the Company or (iii) the termination of the Plan. The foregoing restrictions on transfer will not apply if a participant's employment with the Company terminates by reason of death or total disability prior to the earliest of the events set forth in clauses (i) through (iii) above.

AWARDS UNDER THE PLAN

     No awards will be made until stockholder approval of the proposed Plan has been obtained. Because the amount of shares which may be awarded to a participant in the Plan will be based upon the amount of that participant's Qualifying Bonus, it is not presently possible to determine the amount of shares that will be awarded to participants with respect to the 1999 plan year. The table below sets forth the awards of shares during fiscal 1998 that would have been made to each of the persons and groups identified in the table if the proposed Plan had been in effect at that time, and the awards of shares during fiscal 1998 that were made to such persons and groups pursuant to the Old Plan, which will be terminated if the proposed Plan is approved and adopted.

                               NEW PLAN BENEFITS

                            1998 DEFERRED BONUS PLAN

                                                                     COMPARISON TO 1995 PLAN(2)
                                                                     --------------------------
                                                        NUMBER OF                     NUMBER OF
        NAME AND POSITION           DOLLAR VALUE(1)      SHARES      DOLLAR VALUE       SHARES
        -----------------           ----------------    ---------    -------------    ----------
William B. Summers Jr.                 $  262,500          7,104      $  494,141         16,882
  President and Chief Executive
     Officer of the Company and
     McDonald Securities
Daniel F. Austin                       $  195,625          5,294      $  368,270         12,513
  Vice Chairman of McDonald
     Securities
Robert T. Clutterbuck                  $  203,125          5,497      $  382,365         13,101
  Treasurer of the Company,
     Executive Managing Director
     and Chief Financial Officer
     of McDonald Securities
Ralph M. Della Ratta Jr.               $  581,081         15,725      $  489,367         16,703
  Senior Managing Director of
     McDonald Securities
David W. Knall                                  0              0               0              0
  Manager Director, Investment
     Consultant and Co-Resident
     Manager (Indianapolis, IN) of
     McDonald Securities
Executive Group (20 persons)           $1,881,607         51,997      $2,380,385         80,330
Non-Executive Director Group                    0              0               0              0
Non Executive Officer Employee
  Group (665 persons)                  $4,720,297        159,801      $6,852,646        246,026

---------------

(1) These amounts represent the dollar value of assumed awards, based upon the closing price of a share of Common Stock on the date of grant.

(2) These amounts represent the dollar value and number of shares of actual awards made under the 1995 Plan during fiscal 1998.

TERMINATION OF THE PLAN

     If the proposal is adopted, the Plan will terminate on June 30, 2004 or such earlier date as may be determined by the Board of Directors of the Company. Notwithstanding the foregoing, the Committee's right to award any shares of Common Stock shall terminate after the last award of shares with respect to the plan year ending in 2001.

FEDERAL INCOME TAX CONSEQUENCES

     The participant will be taxed on the value of the shares of Common Stock or Investment Funds issued pursuant to the Plan on the date the forfeiture restrictions lapse. A participant may make an election to be taxed on the value of the shares of Common Stock on the date of the award of such shares. The participant will recognize as income the full fair market value of the shares at ordinary income tax rates in effect when he or she is taxed on the value of the shares.

     The Plan contains provisions that permit participants who are subject to
Section 162(m) of the Internal Revenue Code to make appropriate elections to forfeit shares under the Plan and receive a corresponding credit under the McDonald & Company Securities, Inc. Deferred Compensation Plan. The effect of such an election is intended to preserve the compensation deduction for the Company for compensation paid to a covered employee under Section 162(m) up to $1,000,000.

RECOMMENDATION; REQUIRED VOTE

     The Board of Directors recommends a vote FOR the proposal. The persons named in the accompanying Proxy or their substitutes will vote such proxy for this proposal unless it is marked to the contrary. A favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Company present, either in person or by proxy, at the Annual Meeting is required to approve and adopt the 1998 Deferred Bonus Plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.

     A representative of the firm of Ernst & Young LLP, the Company's independent auditors, will be present at the Annual Meeting and will have an opportunity to make a statement if so desired and to respond to appropriate questions from stockholders.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING
                           AND ADDITIONAL INFORMATION

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1999 must do so no later than February 26, 1999. To be eligible for inclusion in the 1999 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

     Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Written requests for such Report should be directed to:

                          Mr. Robert T. Clutterbuck
                          Treasurer
                          McDonald & Company Investments, Inc.
                          McDonald Investment Center
                          800 Superior Avenue
                          Cleveland, Ohio 44114

     You are urged to sign and return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                                            By order of the Board of Directors

                                            THOMAS F. MCKEE
                                            Secretary
June 26, 1998

                                                                      APPENDIX A

                      MCDONALD & COMPANY INVESTMENTS, INC.

                            1998 DEFERRED BONUS PLAN

1. NAME AND PURPOSE.

     1.1 The name of this plan is the McDonald & Company Investments, Inc. 1998 Deferred Bonus Plan. The Plan is effective for bonus payments determined with respect to fiscal years commencing March 28, 1998, and thereafter. The Plan will be maintained by McDonald & Company Investments, Inc. (herein referred to as the "Parent Corporation") to further the growth, success and interest of the Parent Corporation, McDonald & Company Securities, Inc. (herein referred to as the "Corporation") and the stockholders of the Parent Corporation by enabling employees of the Corporation who receive a Qualifying Bonus as defined in
Section 3.3 below to acquire shares of common stock of the Parent Corporation ("Shares") under the terms and conditions of and in accordance with this Plan, thereby increasing their direct involvement in the success of the Corporation.

2. ADMINISTRATION OF THE PLAN.

     2.1 This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Parent Corporation which shall consist of at least three directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor to such rule ("Rule 16b-3"). The Committee may, from time to time, designate one or more persons or agents to carry out any or all of its administrative duties hereunder; provided that none of the duties required to be performed by the Committee under Rule 16b-3 or
Section 2.3 of the Plan may be delegated to any other person.

     2.2 The Plan shall be administered and operated on the same annual accounting period as the Parent Corporation (herein referred to as the "plan year"), which presently is either the fifty-two (52) or fifty-three (53) week period ending on the last Friday of each March. The first plan year will be deemed to have commenced March 28, 1998 and to have ended March 26, 1999. In the event that the Parent Corporation changes its annual accounting period, the plan year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short plan years, adjustments to the dates that Shares are awarded or that restrictions lapse hereunder or any other adjustments that may be appropriate to reflect the change in the plan year.

     2.3 The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it. The Committee shall issue from time to time such rules and interpretations as in its judgment are necessary in order to administer the Plan effectively. The Committee shall have the exclusive right in its sole discretion to determine the number of Shares awarded to each participant, to determine the price or prices at which Shares shall be awarded to each participant, to determine the time or times when Shares may be awarded and to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any award and issuance under this Plan and the legend, if any, to be affixed to the certificates representing Shares issued under this Plan.

3. ELIGIBLE EMPLOYEES AND PARTICIPATION.

     3.1 Any employee of the Corporation shall be eligible to participate in the Plan if he has been awarded a Qualifying Bonus as defined in Section 3.3 below for the plan year or any portion of the plan year.

     3.2 No member of the Board of Directors of the Parent Corporation, unless he is also an employee of the Corporation, and no member of the Committee, shall be eligible to participate in the Plan.

     3.3 The words "Qualifying Bonus" shall mean a bonus paid to an employee under the Incentive Compensation Program or the Sales and Sales Management Compensation Programs as adopted and operated by the Chairman and President of the Parent Corporation and as such programs may be amended from time to time.

     3.4 The words "Senior Management Employee" shall mean an employee who is either a Senior Managing Director, Executive Managing Director, President, Chief Executive Officer or Chairman of the Board.

     3.5 In the event an employee would otherwise participate in the Plan, such an employee may elect not to participate in the Plan for a plan year in which the employee satisfies either of the following conditions if he delivers a written election not to participate to the Committee within sixty (60) days after the beginning of such plan year and provides written evidence acceptable to the Committee that he satisfies such conditions:

     (a) he has attained at least age fifty-seven (57) on the first day of the relevant plan year; or

     (b) he is not a Senior Management Employee and owns at least the following number of Shares on the first day of the relevant plan year:

        (i) 10,000 Shares if he is awarded a Sales Bonus; or

        (ii) 25,000 Shares if he is awarded an Incentive Bonus.

An election not to participate shall be:

     (y) an ongoing election valid from year to year if an employee elects not to participate under paragraph (a) above; and

     (z) an election valid only for the year that the participant provides satisfactory evidence of ownership of the number of Shares set forth in
         (b) above.

An employee may revoke an ongoing election made pursuant to paragraph (y) for any plan year as long as such revocation is received by the end of the sixty
(60) day period set forth above for a plan year.

     3.6 All of the Shares beneficially owned by an employee or his spouse, beneficially owned by or held for the benefit of his children or grandchildren who are under the age of nineteen (19) or held for the benefit of the employee under any qualified retirement plan maintained by the Parent Corporation or the Corporation including, but not limited to, the McDonald & Company Securities, Inc. Retirement Savings Trust and Plan, shall be included in determining whether the employee satisfies the condition set forth in paragraph (b) of Section 3.5 above. Shares subject to an unexercised stock option granted to the employee shall not be included in such determination. For purposes of this section, and except as provided in the immediately preceding sentence, a person's "beneficial ownership" of Shares shall be determined in accordance with the provisions of Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934 and any successor to such rule.

     3.7 Subject to approval by the Board of Directors of the Parent Corporation, the Committee shall have the specific right to amend the Plan to include any class of employees that are excluded under Section 3.1 above upon such terms and conditions as deemed appropriate by the Committee.

4. STOCK PORTION OF QUALIFYING BONUS.

     4.1 The number of Shares that shall be awarded to a participant who is entitled to receive a Qualifying Bonus shall be determined by dividing either the Stock Portion of a Participant's

Qualifying Bonus or the Adjusted Stock Portion of a Participant's Qualifying Bonus by the Purchase Price of one Share. The Stock Portion of a Participant's Qualifying Bonus shall be determined under a formula according to the Participant's Qualifying Bonus amount. Such formula may be reflected in a chart which is adopted and approved by the Compensation Committee each year and is attached hereto as Exhibit A to incorporate such chart as if fully set forth herein. The Compensation Committee may adopt as many different formulas and charts as it deems necessary for each class of employees who receive a Qualifying Bonus. The Adjusted Stock Portion of a Participant's Qualifying Bonus shall be determined as set forth in Section 4.3 below.

     4.2 The Stock Portion of a Participant's Qualifying Bonus and the Adjusted Stock Portion of a Participant's Qualifying Bonus shall be determined separately for each Qualifying Bonus paid with respect to a plan year. The amount of the current Qualifying Bonus for a plan year shall not be aggregated with any Qualifying Bonuses previously paid with respect to such plan year to determine the stock portion for the current Qualifying Bonus.

     4.3 The Adjusted Stock Portion of a Participant's Qualifying Bonus shall be determined by multiplying the Stock Portion of a Participant's Qualifying Bonus by a percentage determined as follows: (a) one hundred and twenty-five percent (125%) if the employee has elected to restrict the Shares awarded pursuant to
Section 4.1 above by making an election as set forth in Section 7.3 below; (b) one hundred and twenty-five percent (125%) if the employee is a Senior Management Employee and has elected both to receive additional Shares as set forth in Section 4.5 below and to restrict such additional Shares as set forth in Section 7.3 below; or (c) one hundred and ten percent (110%) if the employee is not a Senior Management Employee and has elected both to receive additional Shares as set forth in Section 4.5 below and to restrict such additional Shares as set forth in Section 7.3 below.

     4.4 The Purchase Price for one Share shall be determined by calculating the average closing price of one Share for the five (5) trading day period ending on the last day of the month immediately preceding the month that includes the date in which payment of the Qualifying Bonus is actually made to the participant.

     4.5 In addition to the Shares otherwise awarded to an employee under
Section 4.1 above, an employee may elect to receive all or a portion of his Qualifying Bonus in Shares or Investment Funds as set forth in Section 6 below that would otherwise be paid in cash. The portion of an employee's Qualifying Bonus that may be paid under this Section 4.5 shall be as set forth on attached Exhibit B. If a Senior Management Employee makes an election under this Section 4.5, he shall receive a portion of such elected amount in Shares which shall be at least equal to the greater of (a) one-half (1/2) of such elected amount or
(b) either ten percent (10%) of the cash portion of his Qualifying Bonus or the entire elected amount if less than ten percent (10%) of the cash portion of his Qualifying Bonus. Any election to have any part or all of the cash portion of his Qualifying Bonus paid in Shares or Investment Funds shall be made on or before the last day before the first day of the plan year during which the Participant earns such Qualifying Bonus. Any additional portion of an employee's Qualifying Bonus that an employee elects to have paid in Shares or Investment Funds pursuant to this Section 4.5 shall be subject to all the other terms and conditions of this Plan including, but not limited to, the elections permitted under Sections 7.3 and 7.4 below.

5. SHARES SUBJECT TO THE PLAN.

     5.1 The Shares which may be awarded and issued to employees under this Plan shall be made available, at the discretion of the Board of Directors, either from authorized and unissued Shares of the Parent Corporation or from Shares reacquired by the Parent Corporation, including Shares purchased in the open market.

     5.2 Shares issued to employees under this Plan shall be subject to the terms, conditions and restrictions specified in Section 7 and to such other terms, conditions and restrictions as the Committee in its discretion may provide.

     5.3 Subject to the provisions of the succeeding paragraphs of this Section 5, the number of Shares which may be issued under this Plan for a plan year shall not exceed four percent (4%) of the issued and outstanding Shares as of the first day of such plan year and the aggregate number of Shares which may be issued under this Plan shall not exceed 2,000,000 Shares. In the event that either limitation applies in a plan year, the number of Shares that shall be awarded to an employee shall be that number of Shares equal to the aggregate number of Shares as limited by this Section 5.3 multiplied by a fraction where the numerator is equal to the number of Shares that would have been awarded to such employee without taking into account the limitations in this Section 5.3 and the denominator is equal to the total number of Shares that would have been awarded to all employees without taking into account the limitations in this
Section 5.3.

     5.4 In the event that the outstanding Shares shall be changed by reason of share splits or combinations, recapitalization or reorganizations, or share dividends, the number of Shares and the class or classes of securities which may thereafter be issued under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

     5.5 No fractional Shares shall be awarded under the Plan. In the event that the determination of the number of Shares that a participant is entitled to under the Plan results in a fractional Share, such participant shall be entitled to the number of whole Shares that results from rounding up such determination to the next larger whole Share.

6. INVESTMENT FUNDS

     6.1 An employee who has made an election under Section 4.5 above to have all or a portion of his Qualifying Bonus paid in Investment Funds rather than in cash shall have an account established in the name of such employee on the books and records of the Corporation. All such amounts so credited to the account of any employee shall constitute a general, unsecured liability of the Corporation to such employee.

     6.2 The amount credited to an employee's account shall equal either: (a) one hundred percent (100%) of the amount so elected by the employee under
Section 4.5; or (b) one hundred and ten percent (110%) of the amount so elected by the employee under Section 4.5 provided that the employee also elects to restrict such amounts as set forth in Section 7.3 below.

     6.3 The Corporation shall credit each account of each employee with earnings, gains and losses on such account as if an amount equal to the employee's account balance had been invested in accordance with any investment directions the Corporation permits such employee to make pursuant to Section 6.4 below.

     6.4 The Corporation from time to time may permit employees who have made an election under Section 4.5 above to have all or a portion of his Qualifying Bonus paid in Investment Funds rather than in cash to elect that their accounts shall be credited with earnings, gains and losses as if such accounts held actual assets and such assets were invested in accordance with such individuals' directions among such investment funds as the Corporation may designate ("Investment Funds"). Any such direction of investment shall be subject to such rules as the Corporation may prescribe, including, without limitation, rules concerning the manner of providing investment directions, the frequency of changing such investment directions, and method of crediting earnings, gains and losses for any portion of an account which is not covered by any valid investment directions. The Investment Funds which the Corporation may designate shall include but not be limited to the following types of funds, which can be managed on an individual basis or as part of a mutual fund, as the Corporation shall determine:

        (a) money market funds;

        (b) common stock funds;

        (c) bond funds;

        (d) balanced funds;

        (e) investment funds which are primarily invested in insurance contracts; and

        (f) investment funds which are provided for under insurance contracts.

The Corporation shall have the sole discretion to determine the number of Investment Funds to be designated hereunder and the nature of the funds and may change or eliminate the Investment Funds provided hereunder from time to time. The Corporation shall in its sole discretion determine the rate of earnings, gains and losses to be credited to accounts under this Plan with respect to any such Investment Fund for any period, taking into account the return, net of any expenses, of such Investment Funds for such period.

7. TRANSFER RESTRICTIONS.

     7.1 The Shares and Investment Funds shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (and any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as "to dispose of" or a "disposition") until the earliest of (a) the lapse of the right of the Parent Corporation to a return of such Shares and Investment Funds pursuant to either Section 7.2, 7.3 or 7.4 below, as applicable; (b) a change in control that occurs with respect to the Parent Corporation; or (c) the termination of the Plan.

     7.2 Except as set forth either in Section 7.3 or 7.4 below, any Shares either awarded under Section 4.1 or paid pursuant to an employee's election made under Section 4.5 and any Investment Funds shall be subject to complete forfeiture and return to the Parent Corporation or the Corporation of such Shares or such Investment Funds during the period ending on the anniversary of the June 1st immediately following the end of the plan year for which such Shares or Investment Funds were either awarded or elected as payment by the employee.

     7.3 An employee, who is not an employee hired during the plan year for which he is first entitled to an award of Shares hereunder, may elect to have either the Shares awarded to him under Section 4.1 above or the Shares or Investment Funds that the employee has voluntarily elected to receive under
Section 4.5 above to be subject to the forfeiture restrictions under this
Section 7.3 instead of the restrictions set forth in Section 7.2 above. If such an employee so elects, his Adjusted Stock Portion of a Participant's Qualifying Bonus shall be determined as set forth in Section 4.3 above, the amount credited to his account for investment in the Investment Funds shall be determined as set forth in Section 6.2 above and his Shares and Investment Funds for such plan year shall be subject to complete forfeiture and return to the Parent Corporation or the Corporation of such Shares or Investment Funds during the period ending on the third (3rd) anniversary of the June 1st immediately following the end of the plan year for which such Shares or Investment Funds were awarded. Any election made by an eligible employee under this Section 7.3 must be received by the Committee not later than the last day before the first day of the plan year during which the eligible employee earns the Qualifying Bonus and the right to such Shares or Investment Funds under this Plan. Any election made by an employee under this Section 7.3 shall be an ongoing, valid election for each plan year after the first plan year that the election applies to unless the employee revokes such election by the date set forth above.

     7.4 In the event that an employee makes an election under Section 7.3 above to have the three (3) year forfeiture restriction apply to Shares or Investment Funds hereunder, such employee may elect with respect to the Shares or Investment Funds that are so restricted to make a similar election to continue such forfeiture restriction for another two (2) year period provided that such employee makes such subsequent election before the June 1st which is one

(1) year before the June 1st on which such forfeiture restrictions will expire. If an employee makes such a subsequent election to continue the forfeiture restrictions, such forfeiture restrictions will expire on the second (2nd) anniversary of the June 1st on which the prior forfeiture restriction would have expired, unless the employee makes a subsequent similar election to continue such forfeiture restriction for another two (2) year period before the June 1st which is one (1) year before the June 1st on which such forfeiture restriction will expire. Any subsequent election to continue the forfeiture restrictions shall not be an on-going election and must be made by the June 1st set forth above in order to continue the forfeiture restriction.

     7.5 In the event that a participant's employment with the Corporation shall terminate by reason of death or total disability prior to the earliest of (a) the lapse of the right of the Parent Corporation or the Corporation to a return of such Shares or Investment Funds pursuant to Section 7.2, 7.3 or 7.4 above;
(b) a change in control that occurs with respect to the Parent Corporation; or
(c) the termination of the Plan, then the restrictions imposed on such Shares by this Section 7 shall lapse and be of no further force and effect.

     7.6 The Committee, in its sole discretion, shall decide whether a change in control has occurred. If the Committee shall decide that a change in control has occurred it shall issue written notice to participants of such fact and shall issue all Shares and pay all Investment Funds which have become unrestricted to participants as soon as possible after such notice. In determining whether a change in control has occurred, the Committee shall consider, but shall not be limited to, the occurrence of the following events: (i) the first purchase of Shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Parent Corporation) for all or part of the Parent Corporation's common stock of any class or any securities convertible into such common stock;
(ii) the receipt by the Parent Corporation of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Parent Corporation's Shares of common stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by shareholders of the Parent Corporation of an agreement providing for any consolidation or merger of the Parent Corporation or the Corporation in which the Parent Corporation or the Corporation will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Parent Corporation would be converted into cash, securities, or other property, other than a merger of the Parent Corporation in which the holders of shares of all classes of the Parent Corporation's common stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Parent Corporation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Parent Corporation or the Corporation; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Parent Corporation or the Corporation.

     7.7 The Committee may require any employee to execute and deliver to the Parent Corporation a stock power in blank with respect to the Shares issued subject to the restrictions in Sections 7.2, 7.3 or 7.4 above and may require that the Parent Corporation retain possession of the certificates for Shares with respect to which all of the restrictions have not lapsed. Notwithstanding retention of certificates by the Parent Corporation, the employee in whose name certificates are issued shall have all rights (including dividend and voting rights) with respect to the Shares represented by such certificates, subject to the terms, conditions and restrictions specified under this Plan, and the Shares represented by such certificates shall be considered as issued and outstanding for all purposes.

8. OTHER RESTRICTIONS.

     8.1 The Committee may impose such other restrictions on any Shares awarded pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933 as amended, under the requirements of any stock exchange upon which such Shares are then listed and under any state blue sky or securities laws applicable to such Shares.

9. ESCROW OR LEGEND.

     9.1 In order to enforce the restrictions imposed upon Shares issued hereunder, the Committee also may require any participant to enter into an Escrow Agreement providing that the certificates representing Shares issued pursuant to this Plan shall remain in the physical custody of any escrow holder until any or all of the restrictions imposed pursuant to this Plan have terminated. In addition, the Committee may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to the various restrictions imposed hereunder.

10. AMENDMENTS.

     10.1 This Plan may be amended at any time by the Board of Directors of the Parent Corporation, provided, that if this Plan shall have been approved by the stockholders of the Parent Corporation no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan, except pursuant to Section 5 hereof, without the further approval of such stockholders; and provided further, that no amendment to this Plan shall modify or impair the rights of participants who have been awarded Shares or Investment Funds, or who have been granted the right to an award of Shares or Investment Funds hereunder prior to any such amendment.

11. DURATION.

     11.1 This Plan became effective upon its adoption by the Board of Directors for the Plan Year ended March 26, 1999 and shall terminate on June 30, 2004 or such earlier date as may be determined by the Board of Directors; provided, however, that the Plan, as amended and restated, shall terminate and all awards of Shares under the Plan, as amended and restated, shall be revoked if, within 12 months of the date of its adoption by the Board of Directors, the Plan, as amended and restated, does not receive the approval of a majority of the outstanding Shares present in person or by proxy and entitled to vote at a meeting of stockholders of the Parent Corporation. In the event the Plan, as amended and restated, does not receive such majority shareholder approval, the Plan, as previously constituted and approved, shall be reinstated in its entirety. Notwithstanding anything herein to the contrary, the Committee's right to award any new Shares shall terminate immediately after the last award of Shares with respect to the plan year ending in 2001.

12. BENEFICIARY DESIGNATION.

     12.1 Unless an employee has designated a beneficiary in accordance with the provisions of the following sentence, any Shares or Investment Funds that become unrestricted and payable on account of the death of an employee shall be paid to the person or persons in the first of the following classes in which there are any survivors of such employee:

        (a) his or her spouse at the time of death;

        (b) his or her issue per stirpes;

        (c) his or her parents; and

        (d) the executor or administrator of his or her estate.

Instead of having any Shares or Investment Funds that become payable on account of an employee's death paid to a beneficiary as determined above, an employee may sign a document designating a beneficiary or beneficiaries to receive such Shares or Investment Funds and filing such designation with the Corporation.

13. COORDINATION WITH DEFERRED COMPENSATION PLAN.

     13.1 Notwithstanding anything in this Plan to the contrary, the Shares awarded or held by a participant who is a covered employee under Section 162(m) of the Internal Revenue Code ("Section 162(m)") shall be subject to the following provisions:

        (a) in the event that an award of Shares to such a participant would result in the receipt of an amount of compensation in excess of the amount that may be deducted under Section 162(m), then the following actions shall be taken:

           (i) the number of Shares that would otherwise be awarded to such a participant hereunder shall be reduced by the number of Shares necessary so that the compensation amount attributable to the remaining Shares awarded to the participant hereunder will be deductible by the Corporation after taking into account Section 162(m); and

           (ii) an amount equal to the Adjusted Stock Portion of a Participant's Qualifying Bonus equal to the total number of Shares that are not awarded to the participant pursuant to subparagraph (i) above shall be credited to the account of such participant under the terms of the Amended and Restated McDonald & Company Securities, Inc. Deferred Compensation Plan ("Deferred Compensation Plan"); and

        (b) in the event that such a participant has previously received an award of Shares that are subject to the restrictions set forth in Sections 7.2, 7.3 or 7.4 above, such a participant has not made an election under Section 83(b) of the Internal Revenue Code and the lapse of such restrictions will result in the receipt of an amount of compensation in excess of the amount that may be deducted under
            Section 162(m), such participant may make an election to forfeit such number of Shares necessary so that the compensation amount attributable to the remaining Shares that will become unrestricted on the next immediate June 1 will be deductible by the Corporation after taking into account Section 162(m) and to receive as a credit to his account under the Deferred Compensation Plan an amount equal to (i) multiplied by (ii) where:

           (i) equals the average closing price of one Share for the five (5) trading day period ending on the May 31 immediately prior to such June 1; and

           (ii) equals the number of Shares that the participant has elected to forfeit pursuant to this paragraph (b).

           The participant may make such an election only during the period commencing May 1 and ending May 21 which immediately precedes the June 1 on which the restrictions for such Shares lapse hereunder. Such election shall be made on such form and be subject to such further requirements as determined by the Company in its sole discretion.

                                   EXHIBIT A

                EMPLOYEES ELIGIBLE UNDER INCENTIVE COMPENSATION
                   AND SALES MANAGEMENT COMPENSATION PROGRAM

                 EFFECTIVE FOR BONUSES PAYABLE FOR FISCAL YEAR
                            BEGINNING MARCH 28, 1998

SENIOR MANAGEMENT EMPLOYEES

NUMBER OF SHARES   INCENTIVE BONUS  STOCK PORTION
OWNED BY EMPLOYEE      AMOUNT         OF BONUS
-----------------  ---------------  -------------
   0 to 49,999     over $100,000          20%
50,000 and above      $100,000            10%

ALL OTHER EMPLOYEES UNDER INCENTIVE COMPENSATION
OR SALES MANAGEMENT COMPENSATION PROGRAM

INCENTIVE BONUS AMOUNT  STOCK PORTION OF BONUS
----------------------  ----------------------
    Over $100,000                 20%

              EMPLOYEES ELIGIBLE UNDER SALES COMPENSATION PROGRAMS

                  EFFECTIVE FOR BONUSES AND COMMISSIONS EARNED
                             AFTER JANUARY 1, 1998

RETAIL SALESPERSONS

INCENTIVE BONUS AMOUNT  STOCK PORTION OF BONUS
----------------------  ----------------------
     Over $10,000                 50%

FIXED INCOME INSTITUTIONAL SALESPERSONS

                                   STOCK PORTION OF SALESPERSON'S COMMISSION
  TOTAL INSTITUTIONAL GROSS      EXPRESSED AS PERCENTAGE OF TOTAL INSTITUTIONAL
    COMMISSIONS ON SALES                   GROSS COMMISSIONS ON SALES
-----------------------------   ------------------------------------------------
0             to   $  500,000                        0.00%
$500,001      to   $  750,000                        2.00%
$750,001      to   $1,100,000                        2.00%
$1,100,001    to   $1,500,000                        3.00%
Greater than       $1,500,000                        3.00%

EQUITY INSTITUTIONAL SALESPERSONS

                                   STOCK PORTION OF SALESPERSON'S COMMISSION
  TOTAL INSTITUTIONAL GROSS      EXPRESSED AS PERCENTAGE OF TOTAL INSTITUTIONAL
    COMMISSIONS ON SALES                   GROSS COMMISSIONS ON SALES
-----------------------------   ------------------------------------------------
0             to   $  600,000                        0.75%
$600,001      to   $  800,000                        1.00%
$800,001      to   $1,000,000                        1.25%
$1,000,001    to   $1,200,000                        1.50%
Greater than       $1,200,000                        1.50%

EQUITY INSTITUTIONAL SALES TRADERS

                             STOCK PORTION OF SALES TRADERS' COMMISSION
TOTAL INSTITUTIONAL GROSS  EXPRESSED AS PERCENTAGE OF TOTAL INSTITUTIONAL
  COMMISSIONS ON SALES               GROSS COMMISSIONS ON SALES
-------------------------  ----------------------------------------------
         Above 0                               0.67%

                                   EXHIBIT B

Maximum Percentage of the Cash Portion of a Qualifying Bonus Payable in Shares or Investment Funds as Elected by an Employee Under Section 4.5 of the Plan

                                                                              MAXIMUM PERCENTAGE OF
                                                    NUMBER OF SHARES           THE CASH PORTION OF
                                                        OWNED BY            QUALIFYING BONUS ELIGIBLE
            CATEGORY OF EMPLOYEE                        EMPLOYEE             FOR VOLUNTARY DEFERRAL
            --------------------                    -----------------       -------------------------
Senior Management Employees                            0 to 49,999                      20%
Senior Management Employees                          50,000 or more                     30%
Salespersons                                               N/A                         100%
Employees who are not Senior Management
  Employees or Salespersons                                N/A                          20%

                      MCDONALD & COMPANY INVESTMENTS, INC.

                                     PROXY
                ANNUAL MEETING OF STOCKHOLDERS -- JULY 29, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints ROBERT T. CLUTTERBUCK and THOMAS F. MCKEE, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of McDonald & Company Investments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, on Wednesday, July 29, 1998, at 9:30 A.M.
(EDT), and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE THREE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MCDONALD & COMPANY INVESTMENTS, INC. 1998 DEFERRED BONUS PLAN.

    (1) ELECTION OF DIRECTORS

         [ ] FOR all nominees listed                                   [ ] WITHHOLD AUTHORITY
           (except as marked to the contrary below)                      to vote for all nominees listed

    WILLIAM B. SUMMERS, JR., FREDERICK R. NANCE and JEANETTE GRASSELLI BROWN

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

     ---------------------------------------------------------------------------
                                      (Continued and to be signed on other side)

PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) PROPOSAL to approve and adopt the McDonald & Company Investments, Inc. 1998 Deferred Stock Bonus Plan.
         [ ]  FOR the Proposal  [ ]  AGAINST the Proposal  [ ]  ABSTAIN

    (3) In their discretion to act on any other matter or matters which may properly come before the Annual Meeting.

                                                   Please date, sign and return
                                                   promptly in the accompanying
                                                   envelope.

                                                   Dated:................ , 1998

                                                   .............................

                                                   Your signature to this Proxy
                                                   form should be exactly the
                                                   same as the name imprinted
                                                   hereon. Persons signing as
                                                   executors, administrators,
                                                   trustees or in similar
                                                   capacities should so
                                                   indicate. For joint accounts,
                                                   the name of each joint owner
                                                   must be signed.

 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES AND THE PROPOSALS
                                  LISTED ABOVE